              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Compass Bancshares, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to changes in the method of accounting for income taxes and in the method of accounting for certain investments in debt and equity securities.

                                            /s/ KPMG Peat Marwick LLP


Birmingham, Alabama
October 6, 1994